Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-100854, 333-140429, 333-157038, 333-163933, 333-167143, 333-180725, 333-180726, 333-184583, 333-192728, and 333-221269) on Form S-8, the registration statement (No. 333-249613) on Form S-3, and the registration statement (No. 333-249638) on Form S-3ASR, of our report dated May 17, 2023, with respect to the consolidated financial statements of Logitech International S.A. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
May 17, 2023